EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation of our report dated March 29, 1999, which is incorporated in this Annual Report on Form 10-K.




Killman, Murrell & Company, P.C.

Dallas, Texas
April 14, 1999